SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2004

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-24249 (Commission File Number)	22-2919486 (IRS Employer Identification No.)

Saddle River Executive Centre 1 Route 17 South, Saddle River, NJ (Address of principal executive office)	07458 (Zip Code)

(201) 258-8450
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 22, 2004, the Company’s Board of Directors appointed Stephen J. Sullivan as a Class I Director. Mr. Sullivan replaces Gerald J. Mossinghoff who retired from the Company’s Board of Directors on June 16, 2004, at the expiration of his term. Mr. Sullivan was appointed to the Audit Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors. A copy of the press release issued by the Company regarding Mr. Sullivan’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 21, 2004, the Company issued a press release announcing that in June 2004 Nancy McCarthy had joined the Company as Executive Vice President, Human Resources. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of PDI, Inc. dated September 24, 2004.

99.2	Press Release of PDI, Inc. dated September 21, 2004.

* * * * * * *

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By:	/s/ Charles T. Saldarini Charles T. Saldarini, Vice Chairman and Chief Executive Officer

Date: September 29, 2004

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of PDI, Inc. dated September 24, 2004
99.2	Press Release of PDI, Inc. dated September 21, 2004